UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2013
GATX Corporation

(Exact name of registrant as specified in its charter)

New York             1-2328                 36-1124040
(State or other jurisdiction of        (Commission File             (IRS Employer
incorporation)             Number)                Identification No.)

222 West Adams Street
Chicago, Illinois 60606-5314
(Address of principal executive offices, including zip code)

(312) 621-6200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 29, 2013, the Restated Certificate of Incorporation of GATX Corporation (the “Company”) was amended to eliminate two series of its preferred stock, par value $1.00 per share: (i) the series designated “$2.50 Cumulative Convertible Preferred Stock” (the “Series A Preferred”) and (ii) the series designated “$2.50 Cumulative Convertible Preferred Stock, Series B” (the “Series B Preferred”). All outstanding shares of Series A Preferred and Series B Preferred were redeemed on June 10, 2013 and, therefore, no shares of either series were outstanding at the time of the amendment. The Company also filed a restatement of its Certificate of Incorporation to reflect the elimination of the Series A Preferred and the Series B Preferred. The amendment and restatement of the Certificate of Incorporation were effective upon filing with the Secretary of State of the State of New York on October 29, 2013. The description set forth above regarding the amendment and restatement of the Certificate of Incorporation is qualified in its entirety by reference to the full text of the certificate of amendment and the restated certificate, copies of which are attached to this current report on Form 8-K as Exhibits 3.1 and 3.2, respectively.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Robert C. Lyons
Robert C. Lyons
Executive Vice President and Chief Financial Officer
October 31, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit Description	Method of Filing

3.1	Certificate of Amendment to the Certificate of Incorporation of GATX Corporation	Filed Electronically

3.2	Restated Certificate of Incorporation of GATX Corporation	Filed Electronically